UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2013, State Street Corporation awarded incentive compensation with respect to 2013 to Edward J. Resch, its Executive Vice President and former Chief Financial Officer. Mr. Resch's 2013 incentive compensation comprises: (1) an equity award of 53,766 deferred shares of State Street common stock, vesting in four equal annual installments beginning on November 15, 2014, and (2) a cash award of $1,837,500, payable on or about September 30, 2013. State Street also provided Mr. Resch with a limited waiver of the noncompetition restrictions under the Executive Supplemental Retirement Plan, such that those restrictions will be applied only to the following firms (and their affiliates, affiliated funds and any successors): The Bank of New York Mellon, Citigroup, JPMorgan Chase and Northern Trust. Mr. Resch will retire from State Street on September 30, 2013. In November 2012, State Street previously announced Mr. Resch's intent to retire during 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President and General Counsel
Date: September 5, 2013